UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2019
PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
(Exact name of registrant specified in its charter)
______________________________________________________

Maryland	000-55424	46-2822978
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Blvd., Suite 400
Los Angeles, California 90025
(Address of principal executive offices)
Registrant's telephone number, including area code: (424) 208-8100
KBS Strategic Opportunity REIT II, Inc.
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Advisory Agreement
On November 1, 2019, Pacific Oak Strategic Opportunity REIT II, Inc. (the “Company,” “we,” “our,” “us”) entered into a new advisory agreement (the “Advisory Agreement”) with a new external advisor, Pacific Oak Capital Advisors, LLC (the “Advisor”). The Advisor is part of a group of companies formed, owned and managed by Keith D. Hall, the Company’s Chief Executive Officer and one of its directors, and Peter McMillan III, the Company’s Chairman of the Board and President and one of its directors. The terms of the Advisory Agreement are identical to the terms of the advisory agreement previously in effect with KBS Capital Advisors LLC.
Under the terms of the Advisory Agreement, the Advisor must use its best efforts to present to the Company investment opportunities that provide a continuing and suitable investment program for the Company consistent with its investment policies and objectives as adopted by the board of directors of the Company (the “Board”). Pursuant to the Advisory Agreement, the Advisor will manage our day-to-day operations, retain the loan servicers for the Company’s loan investments and the property managers for the real estate investments (both subject to the authority of the Board and officers) and perform other duties, including, but not limited to, the following:

•	finding, presenting and recommending investment opportunities to the Company consistent with investment policies and objectives of the Company;

•	making investment decisions for the Company, subject to the limitations in the charter and the direction and oversight of the Board;

•	structuring the terms and conditions of our investments, sales and joint ventures;

•	acquiring investments on our behalf in compliance with our investment objectives and policies;

•	sourcing and structuring loan originations;

•	arranging for financing and refinancing of investments;

•	entering into service contracts for loans;

•	supervising and evaluating each loan servicer’s and property manager’s performance;

•	reviewing and analyzing the operating and capital budgets of properties securing the loan investments and properties acquired;

•	entering into leases and service contracts for real properties;

•	assisting the Company in obtaining insurance;

•	generating an annual budget for the Company;

•	reviewing and analyzing financial information for each asset and the overall portfolio;

•
formulating and overseeing the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, servicing, leasing and disposition of our investments;

•	performing investor-relations services;

•	maintaining accounting and other records for the Company and assisting the Company in filing all reports required to be filed with the SEC, the Internal Revenue Service and other regulatory agencies;

•	engaging and supervising the performance of agents of the Company, including the registrar and transfer agent; and

•	performing any other services reasonably requested by the Company.

The Advisory Agreement has a one-year term but may be renewed for an unlimited number of successive one year periods upon the mutual consent of the Advisor and the Company. Additionally, the Advisor may terminate the Advisory Agreement without penalty upon 90 days’ written notice and we may terminate the Advisory Agreement without cause or penalty upon 30 days’ written notice and, in such event, the Advisor must cooperate with the Company and our directors in making an orderly transition of the advisory function.
The Advisor and its affiliates engage in other business ventures, and, as a result, they do not dedicate their resources exclusively to our business. However, pursuant to the Advisory Agreement, the Advisor must devote sufficient resources to our business to discharge its obligations to the Company. The Advisor may assign the Advisory Agreement to an affiliate upon our approval. We may assign or transfer the Advisory Agreement to a successor entity.
The following describes the fees and expense reimbursements due to the Advisor under the Advisory Agreement.

Acquisition and Origination Fees. The Advisor will receive acquisition and origination fees equal to 2.6% of the cost of investments acquired or originated by the Company, or the amount to be funded by the Company to acquire or originate loans, including acquisition and origination expenses and any debt attributable to such investments plus significant capital expenditures related to the development, construction or improvement of the investment budgeted as of the date of acquisition. In addition to acquisition and origination fees, we reimburse the Advisor for customary acquisition and origination expenses, whether or not we ultimately acquire the asset.
Asset Management Fees. For asset management services, the Advisor will receive a monthly fee equal to the lesser of one-twelfth of (i) 1.0% of the cost of the investments of the Company and (ii) 2.0% of the sum of the cost of the investments of the Company, less any debt secured by or attributable to the investments. The cost of the real property investments is calculated as the amount paid or allocated to acquire the real property, including the cost of any subsequent development, construction or improvements to the property and including fees and expenses related thereto (but excluding acquisition fees paid or payable to the Advisor). The cost of the loans and any investments other than real property is calculated as the lesser of (x) the amount actually paid or allocated to acquire or fund the loan or other investment, including fees and expenses related thereto (but excluding acquisition fees paid or payable to the Advisor), and (y) the outstanding principal amount of such loan or other investment, including fees and expenses related to the acquisition or funding of such investment (but excluding acquisition fees paid or payable to the Advisor), as of the time of calculation. In the case of investments made through joint ventures, the asset management fee is determined based on our proportionate share of the underlying investment.
Other Operating Expenses. Under the Advisory Agreement the Advisor and its affiliates have the right to seek reimbursement from the Company for all costs and expenses they incur in connection with their provision of services to the Company, including the Company’s allocable share of the Advisor’s overhead, such as rent, employee costs, utilities, accounting software and cybersecurity costs. The Advisor may seek reimbursement for employee costs under the Advisory Agreement. At this time, the Advisor only expects to seek reimbursement for the Company’s allocable portion of the salaries, benefits and overhead of internal audit department personnel providing services to the Company. In the future, if the Advisor seeks reimbursement for additional employee costs, such costs may include the Company’s proportionate share of the salaries of persons involved in the preparation of documents to meet SEC reporting requirements. The Company does not reimburse the Advisor or its affiliates for employee costs in connection with services for which the Advisor earns acquisition or origination fees or disposition fees (other than reimbursement of travel and communication expenses) or for the salaries and benefits the Advisor or its affiliates may pay to the executive officers of the Company.
Disposition Fees. For substantial assistance in connection with the sale of investments, we will pay the Advisor or its affiliates a percentage of the contract sales price of each loan, debt-related security, real property or other investment sold (including CMBS, RMBS or CDOs issued by a subsidiary of ours as part of a securitization transaction) as a disposition fee. For dispositions with a contract sales price less than or equal to $50 million, the disposition fee will equal 1.5% of the contract sales price. For dispositions with a contract sales price greater than $50 million, the disposition fee will equal the sum of $750,000 (which amount is 1.5% of $50 million), plus 1.0% of the amount of the contract sales price in excess of $50 million. The disposition fee is determined on a per-transaction basis and is not cumulative.
If, in connection with such disposition, commissions are paid to third parties unaffiliated with the Advisor, the fee paid to the Advisor and its affiliates may not exceed the commissions paid to such unaffiliated third parties, and provided further that the disposition fees paid to the Advisor, its affiliates and unaffiliated third parties may not exceed 6.0% of the contract sales price.
Subordinated Participation in Net Cash Flows. After our common stockholders have received, together as a collective group, aggregate distributions (regardless of the source used to fund such distributions and including distributions that may constitute a return of capital for federal income tax purposes) sufficient to provide (i) a return of their gross investment amount, which is the amount calculated by multiplying the total number of shares purchased by stockholders by the issue price, reduced by the total number of shares repurchased by us (excluding shares received as a stock dividend which we subsequently repurchased) multiplied by the weighted average issue price of the shares sold in the primary offering, and (ii) a 7.0% per year cumulative, noncompounded return on such gross investment amount, the Advisor is entitled to receive 15% of our net cash flows, whether from continuing operations, net sales proceeds, net financing proceeds, or otherwise.

The 7.0% per year cumulative, noncompounded return on gross investment amount is calculated on a daily basis. In making this calculation, gross investment amount is determined for each day during the period for which the 7.0% per year cumulative, noncompounded return is being calculated, including a daily adjustment to reflect shares repurchased by us (excluding shares received as a stock dividend which we subsequently repurchased). In addition, gross investment amount is reduced by the following: (i) distributions from net sales proceeds, (ii) distributions from net financing proceeds, and (iii) distributions paid from cash flow from operations in excess of a cumulative, noncompounded, annual return of 7.0%. Gross investment amount is only reduced as described above; it is not reduced simply because a distribution constitutes a return of capital for federal income tax purposes. The 7.0% per year cumulative, noncompounded return is not based on the return provided to any individual stockholder but rather is based on total distributions paid on all outstanding shares relative to total gross investment amount invested by all stockholders. Accordingly, it is not necessary for each of our stockholders to have received any minimum return in order for the Advisor to receive the subordinated incentive fee. In fact, if the Advisor is entitled to receive the subordinated incentive fee, the returns of our stockholders will differ, and some may be less than a 7.0% per year cumulative, noncompounded return. This fee is payable only while we are not listed on an exchange.
Subordinated Incentive Fee. Upon a merger or listing of our common stock on a national securities exchange, we will pay the Advisor an incentive fee. Upon a listing this fee will equal 15% of the amount by which (i) the market value of our outstanding stock plus the total of all distributions paid by us to stockholders from inception until the date market value is determined (regardless of the source used to fund such distributions and including distributions that may constitute a return of capital for federal income tax purposes and excluding any stock dividend) exceeds (ii) the sum of our stockholders’ gross investment amount, which is the amount calculated by multiplying the total number of shares purchased by stockholders by the issue price, reduced by the total number of shares repurchased by us (excluding shares received as a stock dividend which we subsequently repurchased) multiplied by the weighted average issue price of the shares sold in the primary offering, and the amount of cash flow necessary to generate a 7.0% per year cumulative, noncompounded return on our stockholders’ gross investment amount from our inception through the date the market value is determined.
Upon a merger this fee will equal 15% of the amount by which (i) the merger consideration amount plus the total of all distributions paid or declared by us to stockholders from inception until the closing of the merger (regardless of the source used to fund such distributions and including distributions that may constitute a return of capital for federal income tax purposes and excluding any stock dividend) exceeds (ii) the sum of our stockholders’ gross investment amount, which is the amount calculated by multiplying the total number of shares purchased by stockholders by the issue price, reduced by the total number of shares repurchased by us (excluding shares received as a stock dividend which we subsequently repurchased) multiplied by the weighted average issue price of the shares sold in the primary offering, and the amount necessary to generate a 7.0% per year cumulative, noncompounded return on our stockholders’ gross investment amount from our inception through the closing of the merger.
Subordinated Performance Fee Due Upon Termination. Upon termination of the Advisory Agreement, the Advisor may be entitled to a termination fee if (based upon an independent appraised value of the portfolio) the Advisor would have been entitled to a subordinated participation in net cash flows had the portfolio been liquidated on the termination date. The termination fee would be payable in the form of a non interest-bearing promissory note that becomes due only upon the sale of one or more assets or upon maturity or payoff of our debt investments. The fee is payable solely from the proceeds from the sale, maturity or payoff of an asset and future asset sales, maturities or payoffs, and all of such proceeds must be used to repay the promissory note until it is fully repaid. The amount of the termination fee would be 15% of the amount by which (i) the hypothetical liquidation proceeds as determined by an independent third-party plus distributions paid exceed (ii) the amount necessary to provide investors with a return of their net capital contributions and a 7.0% per year cumulative, noncompounded return from inception through the termination date; however, the agreement does not require that the investors actually have received such return prior to issuance of the promissory note or payments under it.
The 7.0% per year cumulative, noncompounded return on gross investment amount is calculated on a daily basis. In making this calculation, gross investment amount is determined for each day during the period for which the 7.0% per year cumulative, noncompounded return is being calculated, including a daily adjustment to reflect shares repurchased by us (excluding shares received as a stock dividend which we subsequently repurchased). In addition, gross investment amount is reduced by the following: (i) distributions from net sales proceeds, (ii) distributions from net financing proceeds, and (iii) distributions paid from cash flow from operations in excess of a cumulative, noncompounded, annual return of 7.0%.
Gross investment amount is only reduced as described above; it is not reduced simply because a distribution constitutes a return of capital for federal income tax purposes. The 7.0% per year cumulative, noncompounded return is not based on the return provided to any individual stockholder but rather is based on total distributions paid on all outstanding shares relative to total gross investment amount invested by all stockholders. Accordingly, it is not necessary for each of our stockholders to have received any minimum return in order for the Advisor to receive the subordinated incentive fee. In fact, if the Advisor is entitled to receive the subordinated incentive fee, the returns of our stockholders will differ, and some may be less than a 7.0% per year cumulative, noncompounded return.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
Resignation of Officers
On October 31, 2019, Jeffrey K. Waldvogel notified the Board of his resignation as Secretary and Treasurer of the Company effective immediately and of his resignation as Chief Financial Officer of the Company effective immediately following the filing of the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2019 (the “Third Quarter 10-Q”) with the Securities and Exchange Commission (the “SEC”). Also on October 31, 2019, Stacie K. Yamane notified the Board of her resignation as Chief Accounting Officer of the Company immediately following the filing of the Third Quarter 10-Q with the SEC.
Appointment of New Chief Financial Officer
On October 31, 2019, the Board appointed Michael A. Bender to serve as Executive Vice President, Treasurer, Secretary and Chief Financial Officer-Elect of the Company effective as of November 1, 2019, and as Chief Financial Officer effective immediately following the filing by the Company of the Third Quarter 10-Q with the SEC. As Chief Financial Officer, Mr. Bender will serve as principal financial officer and principal accounting officer for the Company. Mr. Bender was appointed to the same positions with respect to Pacific Oak Strategic Opportunity REIT, Inc. by its board of directors effective November 1, 2019.
Mr. Bender, age 60, has served as Chief Financial Officer of the Advisor since July 2019. Prior to joining the Advisor in 2019, Mr. Bender was self-employed as a private consultant primarily engaged in commercial real estate finance from January 2017 to July 2019. From January 2016 to January 2017, Mr. Bender served as Chief Financial Officer for Kamal Osman Janjoom Group LLC, a Dubai-based retail company focused in the Middle East, where he was responsible for all aspects of accounting, reporting, control, corporate finance and treasury. From October 2007 to January 2016, Mr. Bender was Chief Financial Officer and Chief Accounting Officer for Spirit Realty Capital, Inc., a NYSE-traded commercial property REIT. During his eight years at Spirit Realty Capital, Mr. Bender was in charge of accounting, reporting, control, corporate finance and treasury.
Before joining Spirit Realty Capital, Inc. in 2007, Mr. Bender held positions including Assistant Corporate Controller for Allied Waste, Inc., Vice President of Global External Reporting for American Express Corporation, Chief Financial Officer for FINOVA Realty Capital and senior manager for Deloitte & Touche, LLP. Mr. Bender earned a Bachelor of Science Degree in Accounting and a Master of Business Administration from Arizona State University. He is a Certified Public Accountant.
ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
Articles of Amendment (Name Change)
On November 1, 2019, Articles of Amendment changing our name from “KBS Strategic Opportunity REIT II, Inc.” to “Pacific Oak Strategic Opportunity REIT II, Inc.” were filed and accepted for record by the State Department of Assessment and Taxation of the State of Maryland, and thereby became effective as part of our charter. These Articles of Amendment have been filed as an exhibit to this Current Report on Form 8-K.
Third Amended and Restated Bylaws
Effective as of November 1, 2019, we amended our bylaws by adopting the Third Amended and Restated Bylaws. The only change in the Third Amended and Restated Bylaws is to reflect our new name. The Third Amended and Restated Bylaws have been filed as an exhibit to this Current Report on Form 8-K.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Ex.	Description

3.1	Articles of Amendment

3.2	Third Amended and Restated Bylaws

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.

Dated: November 1, 2019	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer